Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
  The Jackson Rivers Company
  Houston, Texas

We hereby consent to the use in this Amendment No. 4 to this Registration Statement (No 333-133603) on Form SB-2 of our report dated April 3, 2006, except for notes 1 and 3, which are as of May 23, 2006, relating to the financial statements of The Jackson Rivers Company as of December 31, 2005 and for the two years then ended.

We also consent to the references to us under the heading "Experts" in such Document.


Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

October 3, 2006